Exhibit 10.1

June 4, 2018

VIA E-MAIL

Joseph Ciaffoni

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Re: Amendment to Employment Agreement

Dear Joe:

Reference is hereby made to the Employment Agreement dated as of May 31, 2017 (the “Employment Agreement”) by and between you and Collegium Pharmaceutical, Inc. (the “Company”).

Effective as of the date of this letter, the Company and you agree to amend the Employment Agreement effective as of July 1, 2018 as follows:

1.                                      Section 2 of the Employment Agreement is hereby revised in its entirety to read as follows:

“Title; Duties.  Executive will be employed as the Company’s President and Chief Executive Officer.  Executive will devote his best efforts and substantially all of his business time and services to the Company and its affiliates to perform such duties as may be customarily incident to his position and as may reasonably be assigned to him from time to time.  Executive shall report to the Company’s Board of Directors (the “Board”).  Executive will not, in any capacity, engage in other business activities or perform services for any other individual, firm or corporation without the prior written consent of the Board; provided, however, that without such consent, Executive may engage in charitable, non-profit and public service activities, so long as such activities do not in any respect interfere or conflict with Executive’s performance of his duties and obligations to the Company; and provided further that Executive may serve on for-profit boards of directors (other than the Board) with the consent of the Board, such consent not to be unreasonably withheld.”

2.                                      Section 4.1 of the Employment Agreement is hereby revised by amending the first sentence thereof to read as follows:

“Effective as of July 1, 2018, Executive’s annual salary will be $600,000 (the “Base Salary”), paid in accordance with the Company’s payroll practices as in effect from time to time.”

3.                                      Section 4.2.1 of the Employment Agreement is hereby revised in its entirety to read as follows:

“For each fiscal year ending during his employment, Executive will be eligible to earn an annual bonus.  For the Company’s 2018 fiscal year, the aggregate annual bonus shall be determinable based on a target amount of 50% of Executive’s Base Salary earned during the period January 1, 2018 through June 30, 2018 and 60% of Executive’s Base Salary earned during the period July 1, 2018 through December 31, 2018.  For each fiscal year beginning with the Company’s 2019 fiscal year, the target amount of the annual bonus will be 60% of Executive’s Base Salary for the applicable fiscal year.  The actual bonus payable with respect to a particular year will be determined by the Committee, based on the achievement of corporate and/or individual performance objectives established by the Committee.  Any bonus payable under this paragraph will be paid during the calendar year immediately following the fiscal year in respect of which the bonus is payable and, except as otherwise provided in Section 5.1.1 and Section 5.3.1, will only be paid if Executive remains continuously employed by the Company through the actual bonus payment date.”

4.                                      Section 4.3 of the Employment Agreement is hereby deleted and retitled “Intentionally Omitted.”

5.                                      Section 5.1.3 of the Employment Agreement is hereby revised in its entirety to read as follows:

“payment equal to the Executive’s target annual bonus described in Section 4.2.1, paid in twelve (12) substantially equal installments over a twelve-month period and in accordance with the Company’s standard payroll practices;”

6.                                      Section 5.2 of the Employment Agreement is hereby revised in its entirety to read as follows:

“Termination Following a Change in Control.  If Executive’s employment by the Company ceases due to a termination by the Company without Cause or a resignation by Executive for Good Reason during the twelve (12) month period immediately following the occurrence of a Change in Control (as defined below), (i) all unvested restricted stock, stock options and other equity incentives awarded to Executive by the Company will become immediately and automatically fully vested and exercisable (as applicable), (ii) in lieu of the salary continuation described in Section 5.1.2, the Executive shall receive 1.5 times his Base Salary, paid in a lump sum; (iii) in lieu of the bonus described in Section 5.1.3, the Executive shall receive 1.5 times his then-current target annual bonus payable in a lump sum, and (iv) the COBRA continuation period described in Section 5.1.5 will be eighteen (18) months in lieu of twelve (12) months.

7.                                      Section 5.3.3 of the Employment Agreement is hereby revised in its entirety to read as follows:

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“all unvested restricted stock, stock options and other equity incentives awarded to Executive by the Company shall become fully vested;”

All terms of the Employment Agreement, except as expressly modified by this letter agreement, are hereby acknowledged and ratified.

If you are in agreement with the terms of this letter agreement, please execute and return a fully executed copy of this letter agreement to me.

Sincerely,

Collegium Pharmaceutical, Inc.

	By:	/s/ Michael Heffernan

	Title:	President and Chief Executive Officer

Intending to be legally bound,
agreed on this
4th day of June, 2018:

/s/ Joseph Ciaffoni
Joseph Ciaffoni